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                                                                     EXHIBIT 99a

                        Report of Independent Accountants

To the Board of Directors and Shareowners of Verizon Communications Inc.:

In our opinion, the 1999 consolidated statements of income, changes in shareowners' investment and cash flows present fairly, in all material respects, the results of operations and cash flows of Verizon Communications Inc. and its subsidiaries for the year ended December 31, 1999 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the 1999 financial statement schedule listed under Item 14 presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audit. We did not audit the financial statements of GTE Corporation, a wholly owned subsidiary of Verizon Communications Inc., which statements reflect total revenues of $25,242 million for the year ended December 31, 1999. Those statements were audited by other auditors whose report thereon has been furnished to us, and our opinion expressed herein, insofar as it relates to the amounts included for GTE Corporation, is based solely on the report of the other auditors. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit and the report of the other auditors provide a reasonable basis for our opinion.

As discussed in Note 1 to the consolidated financial statements, the Company changed its method of accounting for computer software costs in accordance with AICPA Statement of Position No. 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use" effective January 1, 1999.

/s/ PricewaterhouseCoopers LLP

New York, New York
February 14, 2000, except as to the
pooling-of-interests with GTE Corporation, which is as of June 30, 2000.